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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 6, 1999 relating to the consolidated financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in PolyMedica Corporation's Annual Report on Form 10-K for the year ended March 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Boston, Massachusetts
April 20, 2000